[LOGO, STEELCLOUD]

14040 Park Center Road, Suite 210, Herndon, VA  20171; 703-674-5500;
Fax 703-674-5506 E-mail: info@steelcloud.com

FOR INVESTOR OR MARKETING INFORMATION CONTACT: WILLIAM D. HUGHES AT 703-674-5560, WHUGHES@STEELCLOUD.COM FOR FINANCIAL INFORMATION PLEASE ACCESS OUR WEB SITE AT WWW.STEELCLOUD.COM

PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

              STEELCLOUD RECEIVES NON-COMPLIANCE NOTICE FROM NASDAQ
                    LATE 10Q FILING COULD RESULT IN DELISTING
                   STEELCLOUD ANTICIPATES REGAINING COMPLIANCE
                    BY FILING ITS FORM 10-Q ON JUNE 22, 2006

Herndon, VA--June 22, 2006--SteelCloud, Inc. (Nasdaq: SCLD), a leading supplier of turnkey appliance servers, network security and infrastructure solutions, and professional IT services today announced that on June 20, 2006, the Company received notice from NASDAQ that SteelCloud's securities will be delisted from The NASDAQ Stock Market at the opening of business on June 29, 2006, unless the Company requests a hearing in accordance with the Marketplace Rule 4800 Series (the "Notice").

The Notice was sent to the Company as a result of the Company not filing its Form 10-Q for the period ended April 30, 2006 ("Quarterly Report") as required by Marketplace Rule 4310(c)(14); on June 15, 2006, the Company filed Form 12b-25 Notification of Late Filing extending the filing date to June 20, 2006. On June 22, 2006, the Company filed its Quarterly Report with the Securities and Exchange Commission. Accordingly, the Company anticipates it will be in compliance with NASDAQ Marketplace rules on or before June 29, 2006, the stated delisting date.

ABOUT STEELCLOUD

SteelCloud is a leading provider of turnkey appliance servers, network security and infrastructure management solutions, and professional services. SteelCloud designs and manufactures specialized servers and appliances for volume users, large integrators and OEM customers. The Company delivers IT solutions in the form of security and infrastructure software, appliances, and professional services. In addition, the Company designs and develops proprietary SteelCloud products. SteelCloud's ISO 9001:2000 certified Quality Management System has procedures in place for continuous quality improvement in all aspects of its business. Over its 18-year history, SteelCloud has won numerous awards for technical excellence and outstanding customer service. SteelCloud can be reached at 703-674-5500. Additional information is available at www.steelcloud.com.


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"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: EXCEPT FOR HISTORICAL INFORMATION, ALL OF THE STATEMENTS, EXPECTATIONS AND ASSUMPTIONS CONTAINED IN THE FOREGOING ARE FORWARD LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. IT IS POSSIBLE THAT THE ASSUMPTIONS MADE BY MANAGEMENT ARE NOT NECESSARILY THE MOST LIKELY AND MAY NOT MATERIALIZE. IN ADDITION, OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE THE FOLLOWING: BUSINESS CONDITIONS AND THE AMOUNT OF GROWTH IN THE COMPUTER INDUSTRY AND GENERAL ECONOMY; COMPETITIVE FACTORS; ABILITY TO ATTRACT AND RETAIN PERSONNEL, INCLUDING KEY SALES AND MANAGEMENT PERSONNEL; THE PRICE OF THE COMPANY'S STOCK; AND THE RISK FACTORS SET FORTH FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS, INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORMS 10-Q; AND ANY REPORTS ON FORM 8K. STEELCLOUD TAKES NO OBLIGATION TO UPDATE OR CORRECT FORWARD-LOOKING STATEMENTS.


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